EXHIBIT 32.1


                      OFFICERS' SECTION 1350 CERTIFICATIONS

     The undersigned officer of CabelTel International Corporation, a Nevada corporation (the "Company") hereby certifies that:

     (i) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (ii) The information contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated:   May 14, 2007

                                             By: /s/ Gene S. Bertcher
                                            ------------------------------------
                                                 Gene S. Bertcher, President and
                                                 Chief Financial Officer